EXHIBIT 99

The Company uses Adjusted EBITDA, Comparable Operating Performance and Operating Performance to facilitate operating performance comparisons from period to period. Adjusted EBITDA, Comparable Operating Performance and Operating Performance are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA, Comparable Operating Performance and Operating Performance are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to net cash provided by operating activities or any other measures of the Company’s cash flow or liquidity. “Adjusted EBITDA” means net income (loss) before net income (loss) from discontinued operations; provision (benefit) for income taxes; other expense; gain on extinguishment of debt; interest expense and interest and net investment loss (income); and depreciation and amortization expense; as well as adding back interest and net investment loss (income) and residual value guarantee charges. “Comparable Operating Performance” is calculated by adding back to Adjusted EBITDA non-cash stock-based compensation expense and non-cash effects on Adjusted EBITDA attributable to the application of purchase accounting in connection with the Merger (1). “Operating Performance” is calculated by adding back to Comparable Operating Performance restructuring charges, Merger related charges and management fees paid to Clayton, Dubilier & Rice, Inc. (now operated as Clayton, Dubilier & Rice, LLC, “CD&R”), Citigroup Private Equity LP (together with its affiliate, Citigroup Alternative Investments LLC, “Citigroup”), BAS Capital Funding Corporation (“BAS”) and J.P. Morgan Ventures Corporation (“JPMorgan”) (collectively, the “Equity Sponsors”).

The Company believes Adjusted EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest income and expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. In addition, the Company excludes residual value guarantee charges that do not result in additional cash payments to exit the facility at the end of the lease term.  The Company uses Comparable Operating Performance as a supplemental measure to assess the Company’s performance because it excludes non-cash stock-based compensation expense and non-cash effects on Adjusted EBITDA attributable to the application of purchase accounting in connection with the Merger. The Company uses Operating Performance as a supplemental measure to assess the Company’s performance because it excludes restructuring charges, Merger related charges and management fees paid to the Equity Sponsors. The Company presents Comparable Operating Performance and Operating Performance because it believes that they are useful for investors, analysts and other interested parties in their analysis of the Company’s operating results.

The Company believes Comparable Operating Performance and Operating Performance, which excludes the impact of purchase accounting and non-cash stock-based compensation expense adjustments, are useful to investors. The exclusion of the impact of these items facilitates a comparison of operating results from periods pre-dating the Merger transaction with the Equity Sponsors with periods subsequent to the Merger. The purchase accounting charges were not present prior to the Merger. In addition, charges relating to non-cash stock-based compensation expense prior to the Merger were computed under different plans and formulas than charges subsequent to the Merger. Moreover, such charges are non-cash and the exclusion of the impact of these items from Comparable Operating Performance and Operating Performance allows investors to understand the current period results of operations of the business on a comparable basis with previous periods and, secondarily, gives the investors added insight into cash earnings available to service the Company’s debt. We believe this to be of particular importance to the Company’s public investors, which are debt holders. The Company also believes that the exclusion of the impact of purchase accounting and non-cash stock-based compensation expense may provide an additional means for comparing the Company’s performance to the performance of other companies by eliminating the impact of differently structured equity-based, long-term incentive plans (although care must be taken in making any such comparison, as there may be inconsistencies among companies in the manner of computing similarly titled financial measures).

(1) On March 18, 2007, ServiceMaster entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ServiceMaster Global Holdings, Inc. (formerly CDRSVM Topco, Inc.) (“Holdings”) and CDRSVM Acquisition Co., Inc., an indirect wholly owned subsidiary of Holdings (“Acquisition Co.”). The Merger Agreement provided that, upon the terms and subject to the conditions set forth in the Merger Agreement, Acquisition Co. would merge with and into ServiceMaster, with ServiceMaster as the surviving corporation (the “Merger”).

On July 24, 2007, the Merger was completed, and each issued and outstanding share of ServiceMaster common stock, other than shares held by ServiceMaster or Holdings or their subsidiaries and shares held by stockholders who validly perfected their appraisal rights under Delaware law, was converted into the right to receive $15.625 in cash. Each share of ServiceMaster common stock owned by ServiceMaster, Holdings or Acquisition Co. or any of their respective direct or indirect wholly owned subsidiaries was cancelled and retired, and no consideration was paid in exchange for it.

Immediately following the completion of the Merger, all of the outstanding capital stock of Holdings, the ultimate parent company of ServiceMaster, was owned by investment funds sponsored by, or affiliated with, the Equity Sponsors.

Adjusted EBITDA, Comparable Operating Performance and Operating Performance are not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the methods of calculation.

Adjusted EBITDA, Comparable Operating Performance and Operating Performance have limitations as analytical tools, and should not be considered in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. Some of these limitations are:

•              Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments on the Company’s debt;

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes;

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•                 Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect any cash requirements for such replacements;

•                 Other companies in the Company’s industries may calculate Adjusted EBITDA, Comparable Operating Performance and Operating Performance differently, limiting their usefulness as comparative measures; and

•                 Comparable Operating Performance and Operating Performance do not include the impact of purchase accounting and non-cash stock-based compensation expense; the latter exclusion may cause the overall compensation cost of the business to be understated.

Operating revenues and Operating Performance by operating segment are as follows:

	Three months ended March 31,
(In thousands)	2010	2009
Operating Revenue:
TruGreen LawnCare	$124,082	$134,666
TruGreen LandCare	58,800	66,885
Terminix	270,917	263,161
American Home Shield	133,205	130,868
ServiceMaster Clean	32,262	30,156
Other Operations and Headquarters	20,142	20,191
Total Operating Revenue	$639,408	$645,927

Operating Performance:
TruGreen LawnCare	$(11,096)	$2,197
TruGreen LandCare	4,477	8,396
Terminix	65,904	65,332
American Home Shield	16,681	11,012
ServiceMaster Clean	14,376	13,530
Other Operations and Headquarters	(10,099)	(9,672)
Total Operating Performance	$80,243	$90,795

Memo: Items excluded from Operating Performance:
Operating Performance of discontinued operations	$(618)	$(264)

The following table presents reconciliations of operating income, the most directly comparable financial measure under GAAP, to Adjusted EBITDA, Comparable Operating Performance and Operating Performance for the periods presented.

(in thousands)	TruGreen LawnCare	TruGreen LandCare	Terminix	American Home Shield	Service Master Clean	Other Operations and Headquarters	Total
Three months ended March 31, 2010

Operating (loss) income(1)	$(40,566)	$1,284	$49,901	$4,920	$12,118	$(19,010)	$8,647
Depreciation and amortization expense	21,928	2,780	16,020	10,263	1,786	3,473	56,250
EBITDA	(18,638)	4,064	65,921	15,183	13,904	(15,537)	64,897
Interest and net investment income(2)	—	—	—	1,625	—	877	2,502
Residual value guarantee charge(3)	4,534	—	—	—	472	117	5,123
Adjusted EBITDA	(14,104)	4,064	65,921	16,808	14,376	(14,543)	72,522
Non-cash stock-based compensation expense	—	—	—	—	—	2,158	2,158
Non-cash credits attributable to purchase accounting(4)	(15)	(158)	(63)	—	—	—	(236)
Comparable Operating Performance	(14,119)	3,906	65,858	16,808	14,376	(12,385)	74,444
Restructuring and Merger related charges(5)	3,023	571	46	(127)	—	411	3,924
Management fee(6)	—	—	—	—	—	1,875	1,875
Operating Performance	$(11,096)	$4,477	$65,904	$16,681	$14,376	$(10,099)	$80,243

Memo: Items excluded from Operating Performance
Operating Performance of discontinued operations(7)	$—	$—	$—	$—	$—	$(618)	$(618)

Three months ended March 31, 2009

Operating (loss) income(1)	$(19,387)	$5,696	$46,491	$5,454	$11,504	$(21,080)	$28,678
Depreciation and amortization expense	21,613	2,893	15,564	10,403	2,026	3,421	55,920
EBITDA	2,226	8,589	62,055	15,857	13,530	(17,659)	84,598
Interest and net investment (loss) income(2)	—	—	—	(4,765)	—	4	(4,761)
Adjusted EBITDA	2,226	8,589	62,055	11,092	13,530	(17,655)	79,837
Non-cash stock-based compensation expense	—	—	—	—	—	1,934	1,934
Non-cash (credits) charges attributable to purchase accounting(4)	(29)	(163)	58	(119)	—	—	(253)
Comparable Operating Performance	2,197	8,426	62,113	10,973	13,530	(15,721)	81,518
Restructuring and Merger related charges(5)	—	(30)	3,219	39	—	5,549	8,777
Management fee(6)	—	—	—	—	—	500	500
Operating Performance	$2,197	$8,396	$65,332	$11,012	$13,530	$(9,672)	$90,795

Memo: Items excluded from Operating Performance
Operating Performance of discontinued operations(7)	$—	$—	$—	$—	$—	$(264)	$(264)

(1)                                  Presented below is a reconciliation of total segment operating income to net (loss) income.

	Three months ended March 31,
(In thousands)	2010	2009
Total Segment Operating Income	$8,647	$28,678
Non-operating Expense (Income):
Interest expense	72,681	76,666
Interest and net investment (income) loss	(2,502)	4,761
Gain on extinguishment of debt	—	(46,106)
Other expense	171	200
Loss from Continuing Operations before Income Taxes	$(61,703)	$(6,843)
Benefit for income taxes	(29,420)	(7,555)
(Loss) Income from Continuing Operations	(32,283)	712
Loss from discontinued operations, net of income taxes	(377)	(163)
Net (Loss) Income	$(32,660)	$549

(2)                                 Interest and net investment income (loss) is primarily comprised of investment income and realized gain (loss) on our American Home Shield segment investment portfolio. Cash, short-term and long-term marketable securities associated with regulatory requirements in connection with American Home Shield and for other purposes totaled $285.6 million as of March 31, 2010. American Home Shield interest and net investment income (loss) was $1.6 million and ($4.8) million for the first quarter of 2010 and 2009, respectively. The balance of interest and net investment income (loss) primarily relates to (i) a portion of the earnings generated by SMAC, (ii) investment income (loss) from our employee deferred compensation trust

(for which there is a corresponding and offsetting change in compensation expense within (loss) income from continuing operations before income taxes) and (iii) interest income on other cash balances.

(3)                                 Represents residual value guarantee charges related to a synthetic lease for operating properties that do not result in additional cash payments to exit the facility at the end of the lease term. In the third quarter of 2009, the Company determined that it was probable that the fair value of certain properties under operating leases would be below the guaranteed residual value at the end of the lease term. The Company’s current estimate of this shortfall is $15.8 million, which will be expensed over the remainder of the lease term. The Company recorded charges of $5.5 million in 2009 and $5.1 million in the first quarter of 2010 related to this shortfall. The remaining $5.2 million will be recorded over the remainder of the lease term, which expires July 24, 2010.

(4)                                The Merger was accounted for using purchase accounting. This adjustment represents the aggregate, non-cash adjustments (other than amortization and depreciation) attributable to the application of purchase accounting.

(5)                                 Represents (i) restructuring charges related to a reorganization of field leadership and a restructuring of branch operations at TruGreen LawnCare, a branch optimization project at Terminix and information technology outsourcing at Other Operations and Headquarters and (ii) Merger related charges.

(6)                                 Represents management and consulting fees payable to certain related parties.

(7)                                 There are no adjustments necessary to reconcile operating loss from discontinued operations, the most directly comparable financial measure under GAAP, to Adjusted EBITDA, Comparable Operating Performance or Operating Performance from discontinued operations for the three months ended March 31, 2010 and 2009.

Information Regarding Forward-Looking Statements

This report includes forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes”, “expects”, “may”, “will”, “shall”, “should”, “would”, “could”, “seek”, “intends”, “plans”, “estimates”, “anticipates” or other comparable terms. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this report and include, without limitation, statements regarding our intentions, beliefs or current expectations concerning, among other things, the degree and timing of economic recovery; our liquidity; cash flows; results of operations; financial condition; prospects; growth strategies; future impairments; capital expenditures and requirements; customer retention; the continuation of tuck-in acquisitions; other acquisitions; the impact of interest rate hedges and fuel swaps; the cost savings from restructurings and reorganizations and expected charges related to such restructurings and reorganizations; and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes, and that actual outcomes and performances, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this report. In addition, even if our results of operations, financial condition and liquidity, and the development of the industries in which we operate are consistent with the forward-looking statements contained in this report, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including the risks and uncertainties discussed in Item 1A—Risk Factors in Part I in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, could cause actual results and outcomes to differ materially from those in the forward-looking statements. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

•                  the effects of our substantial indebtedness and the limitations contained in the agreements governing such indebtedness;

•                  our ability to generate the significant amount of cash needed to fund our operations and service our debt obligations and debt repurchases;

•                  changes in interest rates;

•                  our ability to secure sources of financing or other funding to allow for direct purchases of commercial vehicles;

•                  changes in the source and intensity of competition in our market segments;

•                  weather conditions and seasonality factors that affect the demand for our services, including any impact from climate change factors, known and unknown;

•                  higher commodity prices and lack of availability, including fuel and fertilizers;

•                  increases in operating costs, such as higher insurance premiums, self-insurance costs and health care costs;

•                  employee retention, labor shortages, including shortages due to immigration legislation, or increases in compensation and benefits costs, including costs related to the comprehensive health care reform law enacted in the first quarter of 2010;

•                  epidemics, pandemics or other public health concerns or crises;

•                  a continuation or change in general economic, financial and credit conditions in the United States and elsewhere (including further deterioration or disruption in the credit and financial markets), especially as such may affect home sales, consumer or business liquidity, bank failures, consumer or commercial confidence or spending levels including as a result of inflation or deflation, unemployment, interest rate fluctuations, mortgage foreclosures and subprime credit dislocations;

•                  a failure of any insurance company that provides insurance to us;

•                  changes in the type or mix of our service offerings or products;

•                  existing and future governmental regulation and the enforcement thereof, including regulation relating to restricting or banning of telemarketing, door-to-door solicitation, direct mail or other marketing activities, the Termite Inspection Protection Plan, pesticides and/or fertilizers;

•                  laws and regulations relating to financial reform and the use of derivative instruments, including by companies such as ServiceMaster;

•                  the success of and costs associated with restructuring initiatives;

•                  the number, type, outcomes and costs of legal or administrative proceedings;

•                  possible labor organizing activities at the Company or its franchisees;

•                  risks associated with acquisitions and dispositions;

•                  risks associated with budget deficits at federal, state and local levels resulting from deteriorating economic conditions, which could result in federal, state and local governments decreasing their purchasing of our products or services and/or increasing taxes on businesses to generate more tax revenues, which could adversely impact our revenue, earnings, tax payments and cash flows, as applicable;

•                  the timing and structuring of our business process outsourcing, including any current or future outsourcing of all or portions of our information technology, call center and other corporate functions, and risks associated with such outsourcing; and

•                  other factors described from time to time in documents that we file with the SEC.

You should read this report completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this report are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this report, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, changes in future operating results over time or otherwise.

Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.